CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

October 20, 2023

PF Advisors, LLC

PF Royalty I, LLC

We hereby consent to the inclusion in the Annual Report on Form 1-K dated October 20 , 2023, with respect to the balance sheets of PF Royalty I, LLC as of December 31, 2022 and the related statements of operations, members’ equity/deficit and cash flows for the year ending December 31, 2022 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group
IndigoSpire CPA Group, LLC
Aurora, Colorado

October 20, 2023